SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Greenway Plaza, Suite 2700

Houston, Texas 77046-0504

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 9, 2005, Pogo Producing Company (the “Company”) announced the establishment of a retention incentive plan (the “Plan”) for employees of Northrock Resources Ltd. (“Northrock”), the acquisition of which is pending under a share purchase agreement between the Company and Unocal Corporation entered into on July 8, 2005.  The Plan generally provides that each permanent, full-time employee of Northrock who remains an employee in good standing for one year following the closing date of the acquisition or who is terminated other than for cause during that period will be entitled to a one-time payment equal to his or her annual base salary, subject to adjustment for other amounts received by the employee in the case of an eligible termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: August 15, 2005	By:	/s/ John O. McCoy, Jr.
John O. McCoy, Jr.
Executive Vice President and Chief Administrative Officer